EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Net Income More Than Triples
for Fiscal 2005 Compared to Prior Year

Year-over-Year Fourth Quarter Revenue Increases 65%,
With Full-Year 2005 Revenue Increasing 36% Compared to 2004

NEW YORK – February 13, 2006 – iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM, a leading women’s media company and the number one source for women’s content and community online, today announced financial results for the fourth quarter and full-year ended December 31, 2005.

Fourth quarter 2005 revenue totaled $30.1 million, a 65% increase when compared to revenues of $18.2 million for the same period one year ago.  Net income for the fourth quarter of 2005 was $8.8 million, or $0.12 per share, compared to net income of $2.4 million, or $0.03 per share, for the fourth quarter of 2004.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1) of $11.1 million for the fourth quarter of 2005 compared to $3.2 million for the fourth quarter of 2004.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., said, “Our record results continue to demonstrate the sustainable operating leverage we’ve established in our strong online platform.  The online advertising marketplace remains robust and we believe we are well-positioned to accelerate growth through our leading women and health offerings.  We continue to focus on initiatives that will set iVillage apart, including augmenting our video and multimedia content, implementing our aggressive search optimization strategy and growing our unique visitors and page views.  With our resources and the profitable growth opportunities we are pursuing, we believe iVillage is on track to achieve another record performance in 2006.”

Full-year 2005 revenue totaled $91.1 million, a 36% increase when compared to revenues of $66.9 million for the full-year 2004.  Net income for the full-year 2005 was $9.5 million, or $0.12 per share, compared to net income of $2.7 million, or $0.04 per share, for the full-year 2004.

iVillage reported full-year 2005 EBITDA of $17.0 million, which includes approximately $0.5 million primarily in one-time legal expenses.  This compares to $7.8 million in EBITDA for the full-year 2004.

As of December 31, 2005, iVillage had $55.9 million in cash and cash equivalents on its balance sheet.  The Company continues to carry no debt.

First Quarter and Full-Year 2006 Business Outlook

For the first quarter of 2006, iVillage expects to generate revenues between $21.5 million and $23.5 million, which compares to $17.3 million in revenue for the first quarter of 2005.  The Company currently anticipates reporting EBITDA between $1.5 million and $2.5 million for the first quarter of 2006, which compares to EBITDA of $0.1 million for the first quarter of 2005.  Additionally, in the first quarter of 2006, iVillage expects to report a net loss between $1.3 million and $0.3 million, which includes an estimated $0.8 million in non-cash stock-based compensation expenses.  This compares to a $1.3 million net loss for the first quarter of 2005.

For the full-year 2006, iVillage expects to generate revenue between $105.0 million and $113.0 million and EBITDA of between $24.0 million and $29.0 million.  The Company also expects to report net income between $13.8 million and $18.8 million for the full-year 2006, which includes an estimated $3.2 million in non-cash, stock-based compensation expenses.

iVillage does not undertake any obligation to update its financial outlook, but reserves the right to do so at any time for any reason.

Metrics

•                  According to comScore Media Metrix, iVillage delivered approximately 14.5 million unique monthly visitors and the iVillage Network was the 41st most visited Web site in the U.S. in January 2006.  According to the same report, iVillage reaches approximately 8.5% of the total U.S. online population and nearly 11% of U.S. women 18+ online monthly.  Visitors return more than 2 times per month on average.

•                  Also according to the comScore Media Metrix January 2006 report, iVillage is the #1 women’s community site, the #4 community site overall and, when combined, the iVillage health properties rank 5th among the most visited commercial, full-service health web properties and 8th among the overall most visited health web properties.

•                  iVillage delivered approximately 362 million average monthly page views for the fourth quarter of 2005.

2005 Highlights

•                  iVillage announced the renewal of a content publication agreement with the MSN® network during the fourth quarter of 2005. Under the agreement, MSN will continue to present select iVillage content on its lifestyle channel, MSN Lifestyle, located at http://lifestyle.msn.com/.

•                  During the third quarter of 2005, iVillage entered into a distribution agreement with Yahoo! Search Marketing. The agreement, which went into effect on September 1, 2005, brings Yahoo!’s comprehensive suite of sponsored search, Content MatchTM and Yahoo! Search products to iVillage visitors.

•                  During the second quarter of 2005, iVillage acquired all of the outstanding equity of HealthCentersOnline, Inc., a privately-held, leading online destination for physician-edited information on health conditions, treatments and preventative care for patients.

•                  Also during the second quarter of 2005, iVillage completed its acquisition of the iVillage.co.uk website and certain related assets.  iVillage UK is one of the top destinations in the region for women.

•                  iVillage announced during the first quarter of 2005 that it had acquired Healthology, Inc., a leading producer and distributor of streaming video health programs and physician-authored articles on the Internet.

•                  Kicking off its 10-year anniversary, the Company relaunched iVillage.com at the beginning of 2005.  The redesigned site offers the latest trends and news for women, enhanced navigation and new, customizable features.

Advertising & Sponsorship Highlights

•                  iVillage.com revenue increased approximately 68% for the full-year 2005 when compared to the full-year 2004(2).

•                  Fourth quarter 2005 average CPMs increased more than 25% when compared to those in the fourth quarter of 2004.

•                  iVillage continued to receive substantial advertising commitments from blue-chip advertisers, with Consumer Package Goods (CPG) and Pharmaceutical/Healthcare categories showing the highest growth.  Fourth quarter advertisers included: American Express, AstraZeneca, Citibank, Colgate-Palmolive, DreamWorks, General Mills, Kraft, Norelco, Pfizer, Procter & Gamble, and Sony Pictures, among others.

•                  The Company continued to make strides and execute on its strategy to develop and distribute compelling original multimedia and video features that also are attractive advertising vehicles.  iVillage recently launched its first original Web TV show, “What Men Won’t Tell You, but Women Need to Know,” hosted by Dr. Bob Berkowitz.  Additionally, the Company launched audio/slide shows based on two best-selling books, “Teenage Waistland” and “A Day in the Life of the American Woman.”

Conference Call

iVillage will hold a conference call to discuss its fourth quarter and full-year 2005 financial results today at 4:30 PM (EST).  The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com.  A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Monday, February 13, 2006 until 5:30 PM (EST) on Monday, February 20, 2006.  A transcript of the conference call will be available on the iVillage Investor

Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.  iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled 362 million for the quarter ended December 31, 2005.  In January 2006, according to comScore Media Metrix, The iVillage Network ranked 41st among the top 100 Web and Digital Media properties with approximately 14.5 million unique visitors in the United States and had an average reach of approximately 8.5% of the total online population and nearly 11% of women 18+ online.  Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:
iVillage Inc.	The Abernathy MacGregor Group
Carl R. Fischer IV	Carina Davidson or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	ccd@abmac.com/edj@abmac.com

(1)  To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses.  These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures.  Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

(2)  Please see the attached financial tables for a reconciliation of iVillage.com revenue.

iVillage Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004

Revenues	$30,111	$18,200	$91,061	$66,903

Operating expenses:
Editorial, product development and technology	8,257	6,639	33,702	28,903
Sales and marketing	7,324	5,352	26,865	19,022
General and administrative	3,439	2,994	13,535	11,227
Depreciation and amortization	2,393	1,114	8,906	6,011

Total operating expenses	21,413	16,099	83,008	65,163

Income from operations	8,698	2,101	8,053	1,740

Interest income, net	452	338	1,561	642
Other income, net	28	110	96	207
Gain on sale of joint venture interest	—	76	101	395

Income from continuing operations before income taxes	9,178	2,625	9,811	2,984

Provision for income taxes	(355)	(307)	(355)	(307)

Income from continuing operations	8,823	2,318	9,456	2,677
Discontinued operations	25	69	25	69

Net income	$8,848	$2,387	$9,481	$2,746

Basic (per share data):

Income from continuing operations	$0.12	$0.03	$0.13	$0.04

Income from discontinued operations	$0.00	$0.00	$0.00	$0.00

Net income	$0.12	$0.03	$0.13	$0.04

Diluted (per share data):

Income from continuing operations	$0.11	$0.03	$0.12	$0.04

Income from discontinued operations	$0.00	$0.00	$0.00	$0.00

Net income	$0.11	$0.03	$0.12	$0.04

Weighted-average shares of common stock outstanding used in computing basic net income per share	72,634	71,668	72,307	65,054

Weighted-average shares of common stock outstanding used in computing diluted net income per share	77,363	75,829	76,587	69,853

iVillage Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2005	December 31, 2004

ASSETS:

Current assets:
Cash and cash equivalents	$55,881	$83,046
Accounts receivable, net	20,820	9,708
Prepaid rent	318	318
Other current assets	5,374	3,740
Total current assets	82,393	96,812

Fixed assets, net	12,272	8,381
Goodwill and intangible assets, net	59,495	32,073
Prepaid rent, net of current portion	3,051	3,203
Other assets	104	79
Total assets	$157,315	$140,548

LIABILITIES and STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$11,735	$10,142
Deferred revenue	4,157	2,080
Other liabilities	144	168
Total current liabilities	16,036	12,390

Deferred rent, net of current portion	1,196	1,339
Total liabilities	17,232	13,729

Commitments and contingencies

Stockholders’ equity	140,083	126,819
Total liabilities and stockholders’ equity	$157,315	$140,548

iVillage Inc. and Subsidiaries

Quarterly Income Statement

($ in million except for per share amounts)

(unaudited)

	Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05	Jun-05	Sep-05	Dec-05	FY 05

Revenue	$15.507	$16.498	$16.698	$18.200	$66.903	$17.274	$21.080	$22.596	$30.111	$91.061
Growth q-q	-2%	6%	1%	9%		-5%	22%	7%	33%
Growth Y/y	23%	25%	23%	15%	21%	11%	28%	35%	65%	36%

Editorial, product development & technology	7.511	7.013	7.740	6.639	28.903	8.239	8.921	8.285	8.257	33.702
% of Revenues	48%	43%	46%	36%	43%	48%	42%	37%	27%	37%
Sales and marketing	4.385	4.723	4.562	5.352	19.022	5.936	7.001	6.604	7.324	26.865
% of Revenues	28%	29%	27%	29%	28%	34%	33%	29%	24%	30%
General and administrative	2.908	2.885	2.440	2.994	11.227	2.989	3.572	3.535	3.439	13.535
% of Revenues	19%	17%	15%	16%	17%	17%	17%	16%	11%	15%
Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804	2.311	2.398	2.393	8.906
% of Revenues	12%	12%	7%	6%	9%	10%	11%	11%	8%	10%
Total operating expenses	16.608	16.574	15.882	16.099	65.163	18.968	21.805	20.822	21.413	83.008
% of Revenues	107%	100%	95%	88%	97%	110%	103%	92%	71%	91%

(Loss) income from operations	(1.101)	(0.076)	0.816	2.101	1.740	(1.694)	(0.725)	1.774	8.698	8.053

Interest income, net	0.018	0.050	0.236	0.338	0.642	0.352	0.358	0.399	0.452	1.561
Other income, net	0.052	0.034	0.011	0.110	0.207	—	0.016	0.052	0.028	0.096
Gain on sale of joint venture interest	0.167	0.076	0.076	0.076	0.395	0.076	0.025	—	—	0.101
Provision for income taxes	—	—	—	(0.307)	(0.307)	—	—	—	(0.355)	(0.355)
(Loss) income from continuing operations	(0.864)	0.084	1.139	2.318	2.677	(1.266)	(0.326)	2.225	8.823	9.456
Discontinued operations	—	—	—	0.069	0.069	—	—	—	0.025	0.025

Net (loss) income	$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)	$(0.326)	$2.225	$8.848	$9.481

Basic (per share data):

(Loss) income from continuing operations	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)	$0.03	$0.12	$0.13
Income from discontinued operations	—	—	—	0.00	0.00	—	—	—	0.00	0.00

Net (loss) income	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)	$0.03	$0.12	$0.13

Diluted (per share data):

(Loss) income from continuing operations	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)	$0.03	$0.11	$0.12
Income from discontinued operations	—	—	—	0.00	0.00	—	—	—	0.00	0.00

Net (loss) income	$(0.01)	$0.00	$0.02	$0.03	$0.04	$(0.02)	$(0.00)	$0.03	$0.11	$0.12

Weighted average shares of common stock outstanding - basic	58.4	59.1	70.9	71.7	65.1	71.9	72.2	72.4	72.6	72.3
Weighted average shares of common stock outstanding - diluted	58.4	64.4	75.2	75.8	69.9	71.9	72.2	76.6	77.4	76.6

Additional Financial Information
Revenue from barter	0.844	1.119	1.204	1.363	4.530	1.680	1.606	1.232	1.062	5.580
% of Revenues	5%	7%	7%	7%	7%	10%	8%	5%	4%	6%

iVillage Inc. and Subsidiaries

Supplemental Financial Data

(in thousands)

(unaudited)

		Three months ended December 31,		Year ended December 31,
		2005	2004	2005	2004
	EBITDA reconciliation:
	Net income	$8,848	$2,387	$9,481	$2,746
Addback:	Depreciation and amortization	2,393	1,114	8,906	6,011
	Interest income, net	(452)	(338)	(1,561)	(642)
	Other income, net	(28)	(110)	(96)	(207)
	Gain on sale of joint venture interest	—	(76)	(101)	(395)
	Provision for income taxes	355	307	355	307
	Discontinued operations	(25)	(69)	(25)	(69)
	EBITDA	$11,091	$3,215	$16,959	$7,751

	Revenues by property:
	iVillage.com (1)	$22,709	$12,520	$67,882	$40,377
	Astrology.com	1,494	925	5,109	3,461
	IVPN	3,920	2,921	13,779	18,662
	PAG	1,988	1,834	4,291	4,403
	Total revenues	$30,111	$18,200	$91,061	$66,903

	iVillage.com organic revenue growth excluding recent acquisitions and Hearst advertising legacy deal:
	iVillage.com (1)	$22,709	$12,520	$67,882	$40,377
Less:	Recent acquisitions	(6,441)	—	(16,921)	—
	Hearst advertising legacy deal	—	—	—	(1,443)
	iVillage.com (1) organic revenue growth excluding recent acquisitions and Hearst advertising legacy deal	$16,268	$12,520	$50,961	$38,934
	iVillage.com (1) organic revenue growth % excluding recent acquisitions and Hearst advertising legacy deal	30%		31%

(1) Included in iVillage.com revenues are iVillage.com, Healthology, Inc., HealthCentersOnline, Inc., iVillage Limited, Promotions.com, Substance.com, Women.com and GardenWeb properties and gURL.com, iVillage Consulting and iVillage Solutions divisions.

iVillage Inc. and Subsidiaries

Quarterly Supplemental Financial Data

($ in million except for per share amounts)

(unaudited)

		Mar-04	Jun-04	Sep-04	Dec-04	FY 04	Mar-05	Jun-05	Sep-05	Dec-05	FY 05

EBITDA reconciliation:
Net (loss) income		$(0.864)	$0.084	$1.139	$2.387	$2.746	$(1.266)	$(0.326)	$2.225	$8.848	$9.481
Addback:	Depreciation and amortization	1.804	1.953	1.140	1.114	6.011	1.804	2.311	2.398	2.393	8.906
	Interest income, net	(0.018)	(0.050)	(0.236)	(0.338)	(0.642)	(0.352)	(0.358)	(0.399)	(0.452)	(1.561)
	Other income, net	(0.052)	(0.034)	(0.011)	(0.110)	(0.207)	—	(0.016)	(0.052)	(0.028)	(0.096)
	Gain on sale of joint venture interest	(0.167)	(0.076)	(0.076)	(0.076)	(0.395)	(0.076)	(0.025)	—	—	(0.101)
	Provision for income taxes	—	—	—	0.307	0.307	—	—	—	0.355	0.355
	Discontinued operations	—	—	—	(0.069)	(0.069)	—	—	—	(0.025)	(0.025)
EBITDA		$0.703	$1.877	$1.956	3.215	$7.751	0.110	1.586	4.172	11.091	16.959